SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 27, 2004

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 7.     Financial Statements and Exhibits
(c)	Exhibits - The following exhibit is furnished pursuant to the disclosure included under Item 12 of this Form 8-K
99	Copy of the Registrant's Earnings News Release dated April 27, 2004.

Item 12.     Results of Operations and Financial Condition

                  On April 27, 2004, the Registrant announced its consolidated financial results for the quarter ended March 31, 2004. A copy of the Registrant's earnings news release is furnished as Exhibit 99 to this report on Form 8-K. The information contained in Item 12 of this report on Form 8-K, including Exhibit 99, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President and Controller

April 27, 2004

EXHIBIT 99

April 27, 2004	Contact:	Clif Webb
WILMINGTON, Del.		302-774-4005
r-clifton.webb@usa.dupont.com

DUPONT REPORTS FIRST QUARTER
2004 EARNINGS

Summary
  First quarter 2004 net income was $668 million or $.66 per share compared with first quarter 2003 earnings of $535 million or $.53 per share.
  Before special items, first quarter 2004 earnings per share was $.96, compared with $.61 per share for the first quarter 2003, up 57 percent.
  Segment pretax operating income before special items rose 35 percent on 15 percent higher sales.
  Sales volume grew 7 percent, reflecting strength in all operating segments and regions.
  Local currency prices were up 1 percent.
  Higher raw material costs were essentially offset by the benefit of a weaker U.S. dollar.

Earnings Comparisons
($ per share diluted)

	1Q'04	1Q'03
Reported Net Income	.66	.53
Cumulative Effect of a Change in Accounting Principle	-	(.03)
Special Items*	(.30)	(.05)
Earnings Before Special Items	.96	.61

*	Individual items are listed in Schedule B.

          "We are off to an excellent start in 2004," said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. "Each of the five DuPont growth platforms delivered strong results, exceeding our earnings expectations across all businesses and regions."
Global Consolidated Net Sales and Net Income
          Consolidated net sales totaled $8.1 billion compared to $7.0 billion in first quarter 2003, up 15 percent, reflecting stronger sales volume and higher U.S. dollar selling prices.
          First quarter net income was $668 million, compared to $535 million in the first quarter of 2003. The increase in income principally reflects the benefit of higher sales volumes, higher U.S. dollar prices, a lower income tax rate, and the absence of depreciation on INVISTA™ assets held for sale, partly offset by increases in raw material costs and charges for special items described in the notes accompanying the financial statements. Special items totaled an after-tax charge of $296 million, or $.30 per share, versus a net after-tax charge of $51 million, or $.05 per share taken in the first quarter 2003.
First Quarter Segment Sales
          Worldwide and regional segment sales and related variances for the first quarter 2004 compared with the first quarter 2003 are summarized below. Segment sales include transfers and a pro rata share of equity affiliate sales.

	Segment Sales		% Change Due To
	1Q'04 $B	% Change vs. 1Q'03	Local Price	Currency Effect	Volume	Other*
Worldwide	8.9	15	1	6	7	1
United States	3.9	8	1	0	6	1
Europe	2.7	20	(2)	16	5	1
Asia Pacific	1.5	20	1	5	14	0
Canada & Latin
America	0.8	22	5	4	7	6

*	Impact for the acquisition of the remaining interest in Fibra and the formation of The Solae Company.

Business Segment Performance
          Detailed information on segment performance is provided in schedules C, D, and E which show revenue variance analyses, segment pretax operating income (PTOI) as reported, and segment PTOI excluding the impact of special items. The company encourages investors to review these schedules. Additional segment information is available in the earnings data section of the DuPont Investor Center on dupont.com.
          All operating segments delivered double-digit revenue growth in the quarter versus last year and, in total, increased sales by $1.2 billion or 15 percent. This growth reflects robust volume growth in all operating segments, with a notable 17 percent volume growth in Electronic & Communications Technologies. The company's businesses continued to show strong growth across Asia, with 14 percent volume growth broadly supported across the Asia-Pacific region. Agriculture & Nutrition delivered significant local price improvement, more than offsetting local price declines in INVISTA. Currency benefited both sales and earnings in all operating segments.
          Excluding special items, all operating segments delivered significant growth in earnings versus last year. Of the five growth platforms (the five operating segments other than INVISTA), Electronics & Communications showed the most improvement, almost tripling its pre-tax earnings from a low point last year. The remaining growth platforms grew PTOI by 13 to 34 percent, before special items, reflecting a strong Northern Hemisphere agricultural season and broad based momentum in the manufacturing and construction markets that DuPont serves.
Other Items
          As previously announced, the company anticipates that the sale of INVISTA will close on April 30. The company expects the after-tax proceeds from the sale to be about $4.1 billion, including debt assumed by the buyer of roundly $270 million. Proceeds from the sale will be used primarily to reduce debt. The company is also evaluating a potential contribution to its principal U.S. pension plan.

Outlook
          In the second quarter, the company expects to record a charge of approximately $.17 to $.19 per share in connection with its previously announced cost improvement program. In addition, the company anticipates second quarter charges and credits associated with closing the INVISTA transaction, which cannot be reasonably estimated at this time.
          Excluding these special items, the company expects to deliver earnings per share that are in the range of the recently increased First Call earnings consensus estimate of $0.78 (which excludes the impact of special items). The company reaffirms its previous full year earnings per share outlook of $2.10 to $2.30 (excluding the first and second quarter special items discussed above).
          "Our first quarter results reinforce the strong future we see for our company, our customers and our shareholders," Holliday said. "Each day we are strengthening our ability to create and seize opportunities around the world."
          "With the anticipated closing of the sale of INVISTA just days ahead, we thank all of those who contributed to the 80-year heritage of our textile fiber businesses, creating brands and products that are today synonymous with the textile industry. I wish the people of INVISTA a bright and successful future."
Use of Non-GAAP Measures
          Management believes that earnings before special items, a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Special items represent significant charges or credits that are important to an understanding of the company's ongoing operations. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of non-GAAP measures to GAAP is provided in Schedule G.

          DuPont is a science company. Founded in 1802, DuPont puts science to work by solving problems and creating solutions that make people's lives better, safer and easier. Operating in more than 70 countries, the company offers a wide range of products and services to markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

# # #

4/27/03

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE A
	Three Months Ended
CONSOLIDATED INCOME STATEMENT	March 31
(Dollars in millions, except per share)	2004	2003

NET SALES	$8,073	$7,008
Other Income(a)	132	178

Total	8,205	7,186

Cost of Goods Sold and Other Operating Charges(b)	5,757	5,168
Selling, General and Administrative Expenses	820	746
Amortization of Intangible Assets	54	56
Research and Development Expense	337	315
Interest Expense	85	81
Separation Charges - Textiles & Interiors(c)	345	-

Total	7,398	6,366

INCOME BEFORE INCOME TAXES AND
MINORITY INTERESTS	807	820
Provision for Income Taxes(d)	126	231
Minority Interests in Earnings of Consolidated Subsidiaries	13	25

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE
IN ACCOUNTING PRINCIPLE	668	564
Cumulative Effect of a Change in Accounting Principle,
Net of Income Taxes(e)	-	(29)

NET INCOME	668	$ 535

BASIC EARNINGS (LOSS) PER SHARE OF
COMMON STOCK(f)
Income before Cumulative Effect of a Change in
Accounting Principle	$ .67	$ .56
Cumulative Effect of a Change in Accounting Principle	-	(.03)

Net Income	$ .67	$ .53

DILUTED EARNINGS (LOSS) PER SHARE OF
COMMON STOCK(f)
Income before Cumulative Effect of a Change in
Accounting Principle	$ .66	$ .56
Cumulative Effect of a Change in Accounting Principle	-	(.03)

Net Income	$ .66	$ .53

DIVIDENDS PER SHARE OF COMMON STOCK	$ .35	$ .35

FOOTNOTES TO CONSOLIDATED INCOME STATEMENT
(a)	First quarter 2004 includes a charge of $150 to provide for the company's share of anticipated losses associated with DuPont Dow Elastomers LLC antitrust litigation matters.

(b)

First quarter 2004 includes a charge of $36 to provide for the anticipated settlement of litigation in Refinish. First quarter 2003 includes a charge of $78 to provide for settlement of the 1995 Benlate® shareholder litigation case.

(c)	First quarter 2004 reflects an additional INVISTA-related charge of $345 which includes an agreed upon reduction in sales price of $240, and other changes in estimates associated with the sale.

(d)	First quarter 2004 includes tax benefits of $210 related to the anticipated separation of INVISTA.

(e)	The company's adoption of SFAS No. 143, "Accounting for Asset Retirement Obligations," resulted in a cumulative effect adjustment to income of $29 effective January 1, 2003.

(f)	Earnings per share are calculated on the basis of the following average number of common shares outstanding:

	Three Months Ended
	March 31
	Basic	Diluted

2004	999,242,763	1,003,401,021
2003	995,752,067	998,192,276

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE B

SPECIAL ITEMS
(Dollars in millions, except per share)
	Pretax		After-Tax		($ Per Share)
	2004	2003	2004	2003	2004	2003

1st Quarter:
INVISTA Separation Charges	$(345)		$(135)		$(.14)

DuPont Dow Elastomers LLC
Litigation Reserve	(150)		(138)		(.14)

Refinish Litigation Settlement	(36)		(23)		(.02)

Benlate® Litigation Settlement		$(78)		$(51)		$(.05)

1st Quarter Total	$(531)	$(78)	$(296)	$(51)	$(.30)	$(.05)

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE C
	Three Months Ended
CONSOLIDATED SEGMENT INFORMATION	March 31
(Dollars in millions)	2004	2003

SEGMENT SALES(a)
Agriculture & Nutrition	$2,202	$1,790
Coatings & Color Technologies	1,417	1,269
Electronic & Communication Technologies	816	677
Performance Materials	1,519	1,336
Safety & Protection	1,088	985
Textiles & Interiors	1,883	1,717
Other	12	3

Total Segment Sales	8,937	7,777

Elimination of Transfers	(251)	(219)
Elimination of Equity Affiliate Sales	(613)	(550)

CONSOLIDATED NET SALES	$8,073	$7,008

PRE-TAX OPERATING INCOME (LOSS) (PTOI)
Agriculture & Nutrition	$ 630	$ 518
Coatings & Color Technologies(b)	153	141
Electronic & Communication Technologies	92	32
Performance Materials(c)	5	133
Pharmaceuticals	148	153
Safety & Protection	232	206
Textiles & Interiors(d)	(195)	5
Other(e)	(32)	(106)

Total Segment PTOI	1,033	1,082

Exchange Gains and Losses	(13)	(50)
Corporate Expenses & Interest	(213)	(212)

INCOME BEFORE INCOME TAXES AND MINORITY
INTERESTS	$ 807	$ 820

(a)	Includes transfers and pro rata share of equity affiliate sales.

(b)	First quarter 2004 includes a charge of $36 to provide for the anticipated settlement of litigation in Refinish.

(c)	First quarter 2004 includes a charge of $150 to provide for the company's share of anticipated losses associated with the DuPont Dow Elastomers LLC antitrust litigation matters.

(d)	First quarter 2004 reflects an additional INVISTA-related charge of $345 which includes an agreed upon reduction in sales price of $240, and other changes in estimates associated with the sale.

(e)	First quarter 2003 includes a charge of $78 to provide for settlement of the 1995 Benlate® shareholder litigation case.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE D

SEGMENT SALES(a)

1st QUARTER 2004 VS. 1st QUARTER 2003
(Dollars in millions)
	Three Months Ended		Percentage Change Due to
	March 31		U.S.$
	$	% Chg.	Price	Volume	Other(b)

Agriculture & Nutrition	$2,202	23%	11%	6%	6%
Coatings & Color Technologies	1,417	12	8	4	-
Electronic & Communication Technologies	816	21	4	17	-
Performance Materials	1,519	14	6	8	-
Safety & Protection	1,088	10	5	5	-
Textiles & Interiors	1,883	10	2	7	1
Other	12	N/M	-	N/M	-

Total	$8,937	15%	7%	7%	1%
(a)	Includes transfers and pro rata share of equity affiliate sales.
(b)	Includes impacts from the acquisition of the remaining interest in Fibra, and the formation of The Solae Company.

SCHEDULE E

SEGMENT INFORMATION EXCLUDING IMPACT OF SPECIAL ITEMS
(Dollars in millions)

	Three Months Ended
	March 31
	2004	2003	% Chg.

PRE-TAX OPERATING INCOME
Agriculture & Nutrition	$ 630	$ 518	22%
Coatings & Color Technologies	189	141	34
Electronic & Communication Technologies	92	32	188
Performance Materials	155	133	17
Pharmaceuticals	148	153	(3)
Safety & Protection	232	206	13
Textiles & Interiors	150	5	N/M
Other	(32)	(28)	N/M

Total Segment PTOI	1,564	$1,160	35

Exchange Gains and Losses	(13)	(50)
Corporate Expenses & Interest	(213)	(212)

INCOME BEFORE SPECIAL ITEMS,
INCOME TAXES AND MINORITY
INTERESTS	1,338	898	49

Special Items	(531)	(78)

INCOME BEFORE INCOME TAXES AND
MINORITY INTERESTS	$ 807	$ 820	(2)%

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE F

FINANCIAL SUMMARY
(Dollars in millions, except per share)

1st Quarter 2004 Vs.
1st Quarter 2003

Variance Analysis: Income Before Cumulative
Effect of a Change in Accounting Principle

Local Prices	$ 35
Volume	130
Variable Costs	(110)
Fixed Costs	85
Currency	110
Tax Rate	85
Other	14

Total Before Special Items	349

Special Items	(245)

Total	$ 104

	Three Months Ended
	March 31
	2004	2003	% Chg.
Selected Income Statement Data -
Excluding Impact of Special Items
And Cumulative Effect of a Change
In Accounting Principle

Consolidated Net Sales	$8,073	$7,008	15%
Segment Sales	8,937	7,777	15
Segment PTOI*	1,564	1,160	35
EBIT*	1,401	947	48
EBITDA*	1,711	1,317	30
Income Before Income Taxes and
Minority Interests	1,338	898	49
EPS - Diluted	0.96	0.61	57

*	See Reconciliation of Non-GAAP Measures (Schedule G).

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE G

RECONCILIATION OF NON-GAAP MEASURES
(Dollars in millions)

Reconciliation of Segment PTOI

	Three Months Ended
	March 31
	2004	2003

Segment PTOI Excluding Special Items	$1,564	$1,160
Special Items included in Segment PTOI	(531)	(78)

Segment PTOI	$1,033	$1,082

Reconciliation of EBIT / EBITDA to Consolidated Income Statement

	Three Months Ended
	March 31
	2004	2003

Income Before Income Taxes and Minority Interests	$ 807	$ 820

Less: Minority Interest in Earnings of Consolidated
Subsidiaries(1)	(11)	(22)
Add: Net Interest Expense(2)	74	71
Special Items	531	78

EBIT	1,401	947

Add: Depreciation and Amortization(3)	310	370

EBITDA	$1,711	$1,317

(1)	Excludes income taxes and corporate minority interests.
(2)	Includes interest expense plus amortization of capitalized interest less interest income.
(3)	Excludes amortization of capitalized interest.

Reconciliation of Base Income Tax Rate To Effective Income Tax Rate

	Three Months Ended
	March 31
	2004	2003

Income Before Income Taxes and Minority Interests	$ 807	$820
Charges for Special Items	531	78
Exchange Losses	13	50

Income Before Income Taxes, Special Items, Exchange
Losses and Minority Interests	$1,351	$948

Provision for Income Taxes	$ 126	$231

Tax Impact of Special Items	235	27

Tax Impact of Exchange Gains and Losses	(19)	36

Provision for Income Taxes, Excluding Special Items and
Exchange Losses	$ 342	$294

Base Income Tax Rate	25.3%	31.0%

Effective Income Tax Rate	15.6%	28.1%